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                                                                     EXHIBIT 1.1

                                   . Shares

                                ValiCert, Inc.

                                 Common Stock

                               ($.001 Par Value)

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                         ., 2000

Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Wit SoundView Corporation
 As Representatives of the Several Underwriters
c/o  Deutsche Bank Securities Inc.
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     ValiCert, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of
 . shares (the "Firm Shares") of the Company's common stock, $.001 par value (the "Common Stock"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to . additional shares of the Company's Common Stock (the
"Option Shares") as set forth below.

     As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares".

     Deutsche Bank Securities Inc. ("DBSI") has agreed to reserve up to . of the Shares to be purchased by it under this Agreement for sale to . (collectively, "Participants"), as set forth in
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the Prospectus (as defined below) under the heading "Underwriting" (the
"Directed Share Program"). The Shares to be sold by DBSI and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day (as hereinafter defined) on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1.   Representations and Warranties of the Company.
          ----------------------------------------------

          The Company represents and warrants to each of the Underwriters as of the date of this Agreement, as of the Closing Date (as defined below) and as of Option Closing Date (as defined below), if any, and agrees with each Underwriter, as follows:

          (a) A registration statement on Form S-1 (File No. 33-37020) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, is herein referred to as the "Registration Statement", which term shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first delivered by the Company to the Underwriters for use in confirming sales of the Shares. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective and each preliminary prospectus delivered by the Company to the Underwriters for use in connection with the marketing of the Shares is herein referred to as a "Preliminary Prospectus". Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), and, in the case of any reference herein to any Prospectus, also shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

          (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The only subsidiaries of the Company (collectively, the "Subsidiaries") are Receipt.com, Inc., a California corporation ("Receipt.com"), ValiCert Japan K.K., a Japanese

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corporation, and ValiCert B.V., a . corporation; none of the Subsidiaries is, and in the aggregate the Subsidiaries would not be, a "significant subsidiary" as defined in paragraph (w) of Rule 1-02 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company and all of the Subsidiaries are corporations. The Company is duly qualified to transact business in the State of California; and, without limitation to the foregoing, the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to qualify would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary, free and clear of all liens, encumbrances, equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock of or ownership interests in the Subsidiaries are outstanding.

          (c) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and none of those shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights; the Shares have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders, rights of first refusal or other similar rights exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration under the Act of any shares of Common Stock or other securities of the Company. The Company has not granted, or entered into any agreement providing for, any registration rights or other similar rights entitling any person to require the registration under the Act of any shares of Common Stock or other securities of the Company or the inclusion of any such shares or other securities in a public offering, except pursuant to the Rights Agreement (as defined below); and Exhibit B hereto sets forth a true, complete and correct list of all persons who are entitled to any registration rights under the Rights Agreement.

          (d) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

          (e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration

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Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

          (f) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules, set forth in the Registration Statement and the Prospectus present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries at the indicated dates and for the indicated periods; and the consolidated financial statements of Receipt, together with the related notes and schedules, set forth in the Registration Statement present fairly the results of operations and cash flows of Receipt for the indicated periods. All such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company or Receipt, as the case may be. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (g) Deloitte & Touche LLP and PricewaterhouseCoopers LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

          (h) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby.

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          (i)  Except as disclosed in the Registration Statement, the Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or described in the Registration Statement) or which are not material in amount. Except as disclosed in the Registration Statement, the Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

          (j) The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

          (k) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and transactions described in the Registration Statement. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

          (l) Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be in violation of or in default under (i) its charter or by-laws or any Credit Agreement or Investor Agreement (as such terms are defined below) or (ii) any other agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, except (solely in the case of clause
(ii) of this sentence) for such violations or defaults which would not have a material adverse effect on the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any Credit Agreement or Investor Agreement, (ii) any other indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any of the Subsidiaries or any of their respective properties is bound, (iii) the charter or by-laws of the Company or (iv) any law, order, rule, regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except, solely in the case of clause (ii) above, for such conflicts, breaches or defaults which would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or

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prospects of the Company and the Subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement. The Credit Agreements are the only instruments and agreements pursuant to which the Company or any of the Subsidiaries has incurred or is permitted to incur any indebtedness or capital lease obligations. As used in this Agreement, "Credit Agreements" means (i) the Amended and Restated Loan Agreement dated as of April 18, 2000 between the Company and Imperial Bank, (ii) the Amended and Restated Security Agreement dated as of April 18, 2000 between the Company and Imperial Bank, (iii) the Collateral Assignment, Patent Mortgage and Security Agreement dated as of April 18, 2000 between the Company and Imperial Bank, (iv) the Master Lease Agreement dated as of November 17, 1998 between Comdisco, Inc. and the Company, (v) the Master Loan and Security Agreement dated as of December 21, 1999, as amended by the First Amendment thereto dated as of February 28, 2000, each between the Company and Transamerica Business Credit Corporation, and (vi) the Amended and Restated Convertible Debenture, original issue date January 23, 1997, restatement date December 1, 1997, payable to the order of Unison Software, Inc. (the "Unison Debenture"), in each case including all amendments thereto and restatements thereof and all guarantees, security agreements, pledge agreements, promissory notes and other instruments or agreements entered into in connection therewith; "Rights Agreement" means the Amended and Restated Investors' Rights Agreement dated as of July 21, 1999, as amended by Amendment No. 1 thereto dated December 30, 1999, among the Company and the investors described therein; "Co-Sale Agreement" means the Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of July 21, 1999, among the Company, August Capital L.P., Intel Corporation and the other parties thereto; "Voting Agreement" means the Second Amended and Restated Voting Agreement dated as of July 21, 1999, as amended by Amendment No. 1 thereto dated December 30, 1999, among the Company and the other parties thereto; and "Investor Agreements" means the Rights Agreement, the Co-Sale Agreement and the Voting Agreement.

          (m) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (n) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on their business; and neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the

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Intellectual Property of the Company that are required to be described in the
Prospectus and are not described in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

          (o) Neither the Company nor, to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (p) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

          (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (r) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

          (s) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects

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and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.


          (t) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or securityholders, except as disclosed in writing to the Representatives.

          (u) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

          (v) The Company has not offered, or caused DBSI or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (w) There are no outstanding rights (including, without limitation, rights under any contract or other instrument or agreement), options, warrants or other securities that are convertible into, or exercisable or exchangeable for, Common Stock (collectively, "Rights") other than shares of preferred stock, $.001 par value ("Preferred Stock"), of the Company outstanding on the date of this Agreement, options issued under employee benefit plans, warrants to purchase Common Stock and Preferred Stock and the Unison Debenture, all of which, including the number of shares issuable upon conversion or exercise thereof, are accurately described in the Registration Statement; effective upon the issuance and sale of the Firm Shares to the Underwriters on the Closing Date, all Rights which were convertible into, or exercisable or exchangeable for, any class or series of Preferred Stock will thereafter be convertible into, or exchangeable or exercisable for, Common Stock instead of such Preferred Stock; all outstanding warrants issued by the Company have been appropriately adjusted to reflect the reverse stock split effected in connection with this offering by increasing the exercise price by a factor of and reducing the number of shares issuable upon exercise by a factor of ; and the conversion price, conversion ratio, exercise price, exchange ratio or other similar price or ratio of all other Rights, as well as the number of shares of stock issuable upon conversion, exercise or exchange thereof, as the case may be, have been similarly adjusted to reflect such reverse stock split.

          (x) Each Preliminary Prospectus delivered to the Underwriters and the Prospectus, and each amendment or supplement to any Preliminary Prospectus or the Prospectus, is and will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.

          (y) This Agreement has been duly authorized, executed and delivered by the Company.

          (z) No labor dispute with employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees or any of its or any Subsidiary's principal suppliers, customers or contractors.

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          (aa) The Shares have been approved for listing, subject to notice of issuance, on The Nasdaq Stock Market National Market System (the "Nasdaq NMS").

          (bb) The Company has heretofore provided to the Representatives true, complete and correct copies of the following documents of the Company: (i) a Certificate of Amendment of Third Amended and Restated Certificate of Incorporation (the "Amendment"), (ii) a Certificate of Elimination of Series A Junior, Series A Senior, Series B and Series C Preferred Stock (the "Certificate of Elimination")], (iii) the Fourth Amended and Restated Certificate of Incorporation (the "Restated Charter"; the Amendment, Certificate of Elimination and Restated Charter are referred to, collectively, as the "New Charter Documents"), and (iv) the Amended and Restated By-laws (the "Restated By-laws"). Each of the New Charter Documents and the Restated By-laws has been duly approved by written consent of holders of the requisite percentage of the Company's outstanding capital stock (including, if applicable, by holders of the requisite percentage of each class or series of the Company's outstanding capital stock) and in accordance with applicable law and the applicable provisions of the Company's charter and by-laws and any instrument or agreement to which the Company is a party or by which it is bound. The Amendment has been duly filed with the Delaware Secretary of State (the "Secretary of State"); prior to the Closing Date, the Certificate of Elimination and [the Restated Charter] will be duly filed with the Secretary of State; [contemporaneously with the issuance and sale of the Firm Shares to the Underwriters on the Closing Date, the Restated Charter will be filed with the Secretary of State;] and the Restated Charter and Restated By-Laws will become effective [on/immediately after the issuance and sale of the Firm Shares to the Underwriters on] the Closing Date. Each of the New Charter Documents complies with all applicable requirements of the laws of the State of Delaware and the State of California.

          (cc) [This paragraph moved from covenants.] The Company has caused each officer and director of the Company, each holder of shares of any class or series of the Company's capital stock, and each holder of any Rights to furnish to you, prior to the date of this Agreement, a signed letter or letters, in form and substance satisfactory to you, substantially in the form attached hereto as Exhibit A (collectively, "Lockup Agreements"). Without limitation to the foregoing, a Lock-Up Agreement has been signed by each director and officer of the Company and each person who is or, assuming the conversion of all shares of Preferred Stock into Common Stock, would be the record or beneficial owner of 1% or more of the outstanding shares of Common Stock (computed as of the date of this Agreement on an as converted basis). To the extent that any holder of Common Stock or other capital stock of the Company or Rights is prohibited or, upon notice from the Company or the Representatives, would be prohibited from offering, selling or otherwise disposing of any such shares or Rights pursuant to an agreement or instrument (including, without limitation, any employee benefit plan, the Rights Agreement or any instrument or agreement evidencing any Rights) other than a Lock-Up Agreement, the Company has given such notice in accordance with the terms of such agreement or instrument prior to the date of this Agreement (or, in any case where such notice cannot be given until the issuance of shares of Common Stock or other capital stock upon the exercise of options or other Rights, the Company will give such notice in accordance with the terms of such agreement or instrument prior to the issuance of such shares) and will not waive or otherwise release any such prohibition prior to the date which is 180 days after the date of this Agreement without the prior written consent of both DBSI and Merrill Lynch. Without limitation to the foregoing, each stock

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option plan, employee stock purchase plan or other similar benefit plan under which the Company has issued or may issue options, rights, warrants or shares of capital stock expressly provides, either in the documents creating such plan or in a written agreement or instrument to be signed by each holder of rights, warrants, options or shares issued pursuant thereto, that such holder will not sell, transfer or otherwise dispose of any shares of capital stock issued pursuant to such plan for a period of 180 days after the effective date of the Registration Statement upon notice from the Company; and the Company has given and will give all such notices as are or may be required to effectuate such restrictions for the period of 180 days after the date of this Agreement. The Company has given stop transfer instructions with respect to all of its shares of Common Stock and Preferred Stock and all of its Rights which were outstanding immediately on the date of this Agreement and will not cause or permit the sale, transfer or other disposition of any of such shares or Rights prior to the date which is 180 days after the date of this Agreement without the prior written consent of both DBSI and Merrill Lynch.

     2.   Purchase, Sale and Delivery of the Firm Shares.
          -----------------------------------------------

          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $. per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

          (b) Payment for the Firm Shares to be sold hereunder is to be made by wire transfer of same day funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company in New York City at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

          (c) (c) In addition, on the basis of the representations, warranties and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) above, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to ., adjusted by you in such manner as you may in your sole discretion determine so as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date by wire transfer of same day funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters, such payment and delivery to be made through the facilities of The Depository Trust Company in New York, New York at 10:00 a.m., New York time. The certificates for the Option Shares, if any, will be delivered in such denominations and in such registrations as the Representatives request in writing, not later than the second business day prior to the Option Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Option Closing Date.

     3.   Offering by the Underwriters.
          ----------------------------

          It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

          It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4.   Covenants of the Company.
          ------------------------
          The Company covenants and agrees with the several Underwriters that:

          (a) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (B) not file or use any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

          (b) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (c) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required to be delivered under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

          (e) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.


          (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (g) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

          (h) The Company will not, directly or indirectly, issue, offer, sell, pledge, contract to sell (including, without limitation, any short sale), grant any option to purchase, enter into any contract to sell or otherwise dispose of any shares of Common Stock (or any derivative of Common Stock) or Rights or enter into any Hedging Transaction (as defined in Exhibit A hereto) relating to the Common Stock (or any derivative of Common Stock) or Rights for a period of 180 days after the date of this Agreement without the prior written consent of both DBSI and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), except for the issuance of the Shares sold to the Underwriters pursuant to this Agreement, and except that the Company may issue shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date of this Agreement, grant options to purchase Common Stock and issue shares of Common Stock pursuant to its 1998 Stock Plan and 2000 Employee Stock Purchase Plan (as such terms are defined in the Registration Statement), and issue shares of Common Stock in connection with mergers and acquisitions so long as, in the case of any shares of Common Stock issued in connection with mergers and acquisitions, each recipient of any such shares shall have executed and delivered to the Representatives, prior to the issuance of such shares, an agreement substantially in the form of Exhibit A hereto.

          (i) The Company will use its best efforts to list the Shares on the Nasdaq NMS.

          (j) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (k) The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

          (l) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

          (m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

          (n) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

     5.   Costs and Expenses.
          ------------------

          The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, if any, the Underwriters' Invitation Letter, the listing application relating to the listing of the Shares on the Nasdaq NMS, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements of counsel to the Underwriters) incident to securing any review and approval by the NASD of the terms of the sale of the Shares; the listing fee of The Nasdaq Stock Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of Directed Shares by the Underwriters to employees and persons having business relationships with the Company and its Subsidiaries.
The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to securing the review and approval by the NASD and in connection with qualification under State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, satisfied or complied with, then, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     6.   Conditions of Obligations of the Underwriters.
          ---------------------------------------------

          The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made within the periods of time specified by and otherwise in compliance with such Rules, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

          (b) The Representatives shall have received on the Closing Date and, if applicable, on the Option Closing Date the opinion of Gray Cary Ware & Freidenrich LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

               (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a material adverse effect upon the business of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of or ownership interests in the Subsidiaries are outstanding.

               (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Company's Common Stock have been duly authorized; and the outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and none of such shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights arising under the charter or by-laws of the Company, any Investor Agreement or, to the knowledge of such counsel, any other instrument or agreement.

               (iii) (A) the certificate evidencing the Common Stock complies as to form in all material respects with the applicable requirements of the General Corporation Law of the State of Delaware (the "DGCL") and the Company's charter and by-laws; (B) the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and, when issued, paid for and delivered as contemplated by this Agreement, will be validly issued, fully paid and non-assessable; and (C) no preemptive rights, rights of first refusal or other similar rights arising under the DGCL, the charter or by-laws of the Company, any Investor Agreement or, to the knowledge of such counsel, any other instrument or agreement exist with respect to any of the Shares or the issue or sale thereof.

               (iv) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible into, exchangeable or exercisable for, or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible into, exchangeable or exercisable for, or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

               (v) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

               (vi) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements and related schedules therein).

               (vii) The statements under the captions "Risk Factors-The covenants and restrictions in our existing and future debt instruments could have a negative effect on our business," "Business-Legal Proceedings," "Management-Employment, Termination of Employment and Change-in-Control Arrangements," "Management-Stock Option Plans," "Management-2000 Employee Stock Purchase Plan," "Management-401k Plan," "Management-Limitations of Liability and Indemnification Matters," "Related Party Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of the Company's charter or by-laws or other documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to the Company's charter and by-laws, and such documents and matters.

               (viii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

               (ix) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

               (x) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) the charter or by-laws of the Company, (ii) any Credit Agreement or Investor Agreement, or (iii) any other material agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound except, solely in the case of clause (iii) of this subparagraph, for such conflicts, breaches or defaults which would not have a material adverse effect on the Company and the Subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement.

               (xi) This Agreement has been duly authorized, executed and delivered by the Company.

               (xii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement or the consummation of the transactions herein contemplated (other than as may be required by the NASD or under State securities and Blue Sky laws, as to which such counsel need express no opinion).

               (xiii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

               (xiv) Each of the New Charter Documents and the Restated By-laws has been duly approved by written consent of the holders of the requisite percentage of the Company's outstanding capital stock (including, if applicable, by holders of the requisite percentage of each class or series of the Company's outstanding capital stock) and in accordance with the applicable provisions of the DGCL and California General Corporation Law (the "CGCL"), the Company's charter and by-laws and, to the knowledge of such counsel, any other instrument or agreement to which the Company is a party or by which it is bound; the Amendment, Certificate of Elimination and the Restated Charter have been duly filed with the Secretary of State; each of the New Charter Documents complies with all applicable requirements of the DGCL and the CGCL; and the Restated Charter and Restated By-laws [became/will become] effective on ..

               (xv) Effective upon the issuance and sale of the Firm Shares to the Underwriters on the Closing Date, all Rights which were convertible into, or exercisable or exchangeable for, any class or series of Preferred Stock will thereafter be convertible into, or exchangeable or exercisable for, Common Stock instead of such Preferred Stock; all outstanding warrants issued by the Company have been appropriately adjusted to reflect the reverse stock split effected in connection with the offering contemplated by this Agreement by increasing the exercise price by a factor of . and reducing the number of shares issuable upon exercise by a factor of .; and the conversion price, conversion ratio, exercise price, exchange ratio or other similar price or ratio of all other Rights, as well as the number of shares of stock issuable upon conversion, exercise or exchange, as the case may be, have been similarly adjusted to reflect such reverse stock split.

          In rendering such opinion Gray Cary Ware & Freidenrich LLP may rely as to matters governed by the laws of jurisdictions other than the laws of the State of California, the DGCL or Federal laws on local counsel in such jurisdictions, provided that in each case Gray Cary Ware & Freidenrich LLP shall state that they believe that they and the Underwriters are justified in relying on such local counsel, and provided, further, that each such opinion of local counsel shall be dated as of the Closing Date or the Option Closing Date, as the case may be, shall be addressed to the Underwriters or shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be delivered to the Representatives on the Closing Date. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement (including the information, if any, deemed to be a part of the Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A under the Act), at the time it became effective under the Act or as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations or as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial data therein). With respect to such statement, Gray Cary Ware & Freidenrich LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification except as set forth in subparagraph . above.

          (c) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date the opinion of Blakely, Sokoloff, Taylor & Zafman, patent counsel for the Company, dated the Closing Date and, if applicable, the Option Closing Date addressed to the Underwriters to the effect that:

                (i) The statements in the Prospectus under the captions "Risk Factors - Our business will suffer if we are unable to protect our intellectual property", "Risk Factors - Any claim of infringement by third parties could be costly to defend, and if we are found to be infringing upon intellectual property rights of third parties, we may be required to pay substantial licensing fees" and "Business - Intellectual Property" (collectively the "Intellectual Property

Portion") are accurate statements or summaries of the matters therein set forth in all material respects, and nothing has come to our attention that causes us to believe that the Intellectual Property Portion of the Registration Statement, as of the date the Registration Statement was declared effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Intellectual Property Portion of the Prospectus, as of the date of the Prospectus or as of the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (ii) There are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company which, if determined adversely to the Company, might have a material adverse effect on the business, financial position or results of the operations of the Company and to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

               (iii) To our knowledge, after due inquiry, there are no contracts or other documents, relating to the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

               (iv) To our knowledge, the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks or other proprietary information or materials of others; and

               (v) To our knowledge, the Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, trademarks, service marks or other proprietary information or materials necessary to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus.

          In rendering such opinion, Blakely, Sokoloff, Taylor & Zafman shall state that such opinion is limited to matters governed by the laws of the State of California and Federal laws.

          (d) The Representatives shall have received from Brown & Wood LLP, counsel for the Underwriters, an opinion dated the Closing Date and, if applicable, the Option Closing Date substantially to the effect specified in subparagraphs (iii) (limited, in the case of clause (C) of subparagraph (iii), to preemptive rights arising under DGCL or the Company's charter or by-laws),
(v), (vi), (vii) (solely as to the statements under the caption "Description of Capital Stock--Common Stock") and (xi) of Paragraph (b) of this Section 6, and that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement (including the information, if any, deemed to be a part of the Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A under the Act), at the time it became effective under the Act or as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations or as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial data therein). With respect to such statement, Brown & Wood llp may state that their belief is based upon the procedures set forth therein, but is without independent check and verification except as set forth in subparagraph . of Paragraph (b) of this Section 6.

               (e) The Representatives shall have received at or prior to the Closing Date from Brown & Wood llp a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated.

               (f) You shall have received, on the date hereof, on the Closing Date and, if applicable, on the Option Closing Date a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

               (g) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                    (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

                    (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

               (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such Rules;

               (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and the Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

               (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

          (h) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

          (i) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq Stock Market.

          (j) The Lockup Agreements described in Section 3 . shall have been delivered to the Underwriters prior to the date of this Agreement and shall be in full force and effect.

          (k) The Representatives shall have received, prior to the Closing Date, a letter from the NASD to the effect that the NASD will raise no objection with respect to the underwriting terms and arrangements relating to the offering of the Shares.

          (l) The New Charter Documents shall be in form and substance satisfactory to the Representatives; the Amendment, the Certificate of Elimination and the Restated Charter shall have been duly filed with the Secretary of State and, prior to the Closing Date, the Representatives shall have received a copy of the Amendment, the Certificate of Elimination and the Restated Charter, certified by the Secretary of State; contemporaneously with the issuance and sale of the Firm Shares of the Underwriters, the Representatives shall have received evidence, satisfactory to them, that the Restated Charter shall have been duly filed with the Secretary of State; and the Restated By-laws shall have become effective on ..

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Brown & Wood LLP, counsel for the Underwriters.

          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 14 hereof).

     7.   Conditions of the Obligations of the Company.
          --------------------------------------------

          The obligation of the Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement is subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8.   Indemnification.
          ---------------

          (a)  The Company agrees:

          (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act from and against any and all losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
     (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby and which is included as part of or referred to in any loss, claim, damage, liability, action or proceeding arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability, action or proceeding resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and

          (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

     This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act from and against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse any legal or other out-of-pocket expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or 8(b), as the case may be. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). Except as otherwise provided in the next succeeding sentence, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any and all loss or liability by reason of such settlement or judgment. If at any time an indemnified party shall have requested an indemnifying party to pay the fees and expenses of counsel retained by such indemnified party as contemplated by the fifth sentence of this Section 8(c), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by the immediately preceding sentence effected without its written consent if (x) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (y) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (z) such indemnifying party shall not have paid the fees and expenses of counsel in accordance with such request prior to the date of such settlement. The indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding as to which indemnification or contribution may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (d) The Company agrees to indemnify and hold harmless DBSI and each person, if any, who controls DBSI within the meaning of the Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DBSI.

          (e) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or 8(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him, her or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him, her or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     9.   Default by Underwriters.
          -----------------------

          If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company, in such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters on such date, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the total number of Shares which the Underwriters were obligated to purchase hereunder on such date, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they were obligated to purchase hereunder on such date, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the total number of Shares which the Underwriters were obligated to purchase hereunder on such date, the Company or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 14 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this
Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.  Notices.
          -------

          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., One South Street, Baltimore, Maryland 21202, Attention: Michael Ott, and to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 3300 Hillview Avenue, Suite 150, Palo Alto, California 94304-1203, Attention: Venkat Badinehal, with a copy to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New

York 10019, Attention: General Counsel; and if to the Company, to ValiCert, Inc., 1215 Terra Bella Avenue, Mountain View, California 94043, Attention:
Joseph (Yosi) Amram.

     11.  Termination.
          -----------

          (a) This Agreement may be terminated by you by notice to the Company at any time prior to the Closing Date or any Option Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or on such market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Company's Common Stock by The Nasdaq Stock Market, the Commission, or any other governmental authority, or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

          (b)  as provided in Sections 6 and 9 of this Agreement.

     12.  Successors.
          ----------

          This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     13.  Information Provided by Underwriters.
          ------------------------------------

          The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Preliminary Prospectus, the Prospectus, the Registration Statement or any amendment or supplement to any of the foregoing consists of the information set forth in the third, ninth and tenth paragraphs under the caption "Underwriting" in the Prospectus.

     14.  Miscellaneous.
          -------------

          The reimbursement, indemnification and contribution agreements contained in Section 8 of this Agreement, the provisions of Section 5 of this Agreement and the representations, warranties and covenants in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or any of its directors or officers or any person controlling the Company and (c) delivery of and payment for any Shares under this Agreement.

          DBSI hereby agrees, for the sole and exclusive benefit of Merrill Lynch, that it will not waive any provisions of any Lock-Up Agreement without the prior or concurrent written consent of Merrill Lynch.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                 Very truly yours,

                                 ValiCert, Inc.

                                 By_______________________________________
                                            Joseph (Yosi) Amram
                                    President and Chief Executive Officer

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.

Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation

Wit SoundView Corporation
  As Representatives of the several Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By ______________________________
        Authorized Officer

                                  SCHEDULE I

                           Schedule of Underwriters

                                                          Number of Firm
                  Underwriter                         Shares to be Purchased
     ----------------------------------------------   ----------------------
     Deutsche Bank Securities Inc..................
     Merrill Lynch, Pierce, Fenner & Smith
          Incorporated.............................
     Donaldson, Lufkin & Jenrette
          Securities Corporation...................
     Wit SoundView Corporation.....................




     Total.........................................

                                   EXHIBIT A

                           Form of Lock-Up Agreement
                           -------------------------

                                April 25, 2000

ValiCert, Inc.
339 North Bernardo Ave.
Mountain View, CA  94043

Deutsche Bank Securities Inc.
One South Street
Baltimore, Maryland 21202
Ladies and Gentlemen:

     The undersigned understands that Deutsche Bank Securities Inc. ("Deutsche Bank"), as a representative or sole representative (the "Representative", which term includes any successor to Deutsche Bank in such capacity) of the several underwriters (together with the Representative, the "Underwriters"), proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with ValiCert, Inc., a Delaware corporation (the "Company"), providing for the initial public offering by the Underwriters of common stock (the "Common Stock") of the Company (the "Initial Public Offering").

     In consideration of the Underwriters' agreement to make the Initial Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase, enter into any contract to sell or otherwise dispose of any shares of Common Stock (including, without limitation, any shares of Common Stock which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission and any shares of Common Stock which may be issued upon exercise of a stock option or warrant or upon conversion of a convertible security) or any rights, warrants, options or other securities that are convertible into, or exercisable or exchangeable for, Common Stock (collectively, "Rights", which term includes, without limitation, any shares of preferred stock which are convertible into Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a "Disposition") for a period of 180 days after the date of the Underwriting Agreement (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common

Stock or Rights. The foregoing restrictions set forth in this paragraph shall apply to all shares of Common Stock and all Rights now owned or hereafter acquired by the undersigned, except that such restrictions shall not apply to transactions relating to Common Stock acquired in open market transactions after the date of the Underwriting Agreement.

     Notwithstanding the foregoing, the undersigned may transfer any or all of the undersigned's Common Stock or Rights by gift, will or intestacy; provided, however, that in any such case it shall be a condition to the transfer that, prior to or concurrently with such transfer, the transferee executes and delivers, to the Representative an agreement stating that the transferee is receiving and holding the Common Stock or Rights, as the case may be, subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Stock or Rights, as the case may be, except in accordance with this letter agreement.

     Without limiting the restrictions herein, any Disposition by the undersigned shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rule 144 promulgated under the Securities Act of 1933, as amended.

     The undersigned agrees that the Company may, and that the undersigned will,
(i) with respect to any shares of Common Stock or Rights for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock or Rights, as the case may be, on the transfer books and records of the Company and
(ii) with respect to any shares of Common Stock or Rights for which the undersigned is the beneficial owner but not the record holder, cause the record holder of such shares of Common Stock or Rights, as the case may be, to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock or Rights on the transfer books and records of the Company.

     In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, understanding or otherwise, including any registration rights agreement or similar agreement to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the Initial Public Offering and any other actions taken by the Company in connection with the Initial Public Offering.

     The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement or similar agreement to which the undersigned is or may be a party or under which the undersigned is or may be entitled to any right or benefit, this letter agreement supersedes such registration rights agreement or similar agreement.

     The undersigned understands that the Company and the Underwriters will proceed with the Initial Public Offering in reliance on this letter agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     This letter agreement shall lapse and become null and void if the Lock-Up Period has not commenced on or before October 31, 2000.

                                 Very truly yours,


                                 _______________________________________

                                   EXHIBIT B

      Persons Entitled to Registration Rights under the Rights Agreement
      ------------------------------------------------------------------

2180 Associates Fund V, L.P.
Amram, Joseph (Yosi)
August Capital, L.P.
Bennion, Stephen R.
Bessec Ventures IV L.P.
Bessemer Venture Partners IV L.P.
Brock, James L.
CIBC WMC Inc.
Comdisco
Compagnie de Tayninh
Dekate, Amit
Draper Fisher Associates Fund IV, L.P.
Draper Fisher Partners IV, LLC
Financial Technology Ventures (Q), L.P.
Financial Technology Ventures, L.P.
Freedman, Daniel
Gaitonde Living Trust
Gaitonde, Girish
Hellman, Martin
Innovacom
Intel Corporation
Jeepers Inc.
Jensen, Edmund
Joshi, Milind
Jung, Mark
Kocher, Paul
Korea Technology Banking Corporation
Krishnan, Srinivasan
Loftesness, Scott
Lucent Venture Partners
Malpani, Dr. Ajay
Mitsui & Co., Ltd.
North American Trust Company TTEE FBO
Productivity Fund IV Advisors Fund, L.P.
Productivity Fund IV, L.P.
Schary, Nancy Trustee
Shasha, Itzhak & Natalie
Shaya, Anthony Phillip
Shaya, Dennis D.
Shaya, Greg Kent
Shaya, Shaun Michael
Sidhu, Inder Singh

Smartfund SA
Taylor, Edwin H.
Thomson - CSF Ventures
Tolmi, L.L.C., A Delaware Limited Liability Company
Triant, Thanos
TZM Investment Fund, A California General Partnership
U.S. Venture Partners, V,L.P.
USVP V Entrepreneur Partners, L.P.
USVP V International, L.P.
VLG Investments 1998
Wad, Rohit
Wiley Trust, Frank E. and Peggy B.